UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14a

(Rule 14a-101)

Schedule 14a Information

(Rule 14a-101)

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Voting is very important. Please vote today.

To Shareholders of Northern Funds, Northern Institutional Funds and

Northern Multi-Manager Funds:

The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible. The Fund must obtain a sufficient number of votes to hold the Special Joint Meeting of Shareholders, scheduled for January 29, 2008.

Please vote now to be

sure your vote is

received in time for the

January 29, 2008,

Special Joint Meeting of

Shareholders.

The fund has made it very easy for you to vote. Choose one of the following methods:

•	Speak to a live Proxy Specialist by calling 866-414-6351. They can answer any of your questions and record your vote. (Open: M-F 9:30 a.m. – 9:00 p.m., Sat 10:00 a.m. – 6:00 p.m. ET).

•	Log on to the website noted on your proxy card. Enter the control number printed on the card and follow the on-screen prompts.

•	Call the phone number on the proxy card. Enter the control number printed on the card and follow the touch-tone prompts.

•	Mail your signed proxy card in the envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.